Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-99176, 333-40967, and 333-150717 of Finlay Enterprises, Inc. on Form S-8 of our report dated April 30, 2009 with respect to the financial statements and financial statement schedule of Finlay Enterprises, Inc., included in this Annual Report on Form 10-K of Finlay Enterprises, Inc. for the fiscal year ended January 31, 2009.

/s/ Eisner LLP

New York, New York
April 30, 2009